Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial information and notes thereto have been prepared to give effect to the merger and related transaction accounting adjustments (“pro forma adjustments”) described in the accompanying notes.

On July 14, 2026, Catalyst Bancorp, Inc. and Catalyst Bank (collectively referred to as “Catalyst”) completed the acquisitions of Lakeside Bancshares, Inc. and Lakeside Bank (collectively referred to as “Lakeside”) pursuant to an Agreement and Plan of Share Exchange and Merger dated April 7, 2026 (the “Merger Agreement”) by and among Catalyst and Lakeside. The Merger Agreement provided for the acquisition of all shares of common stock of Lakeside Bancshares, Inc. by Catalyst Bancorp, Inc. through a share exchange for cash, followed immediately by the merger of Lakeside Bancshares, Inc. with and into Catalyst Bancorp, Inc. and the subsequent merger of Lakeside Bank with and into Catalyst Bank, with Catalyst Bancorp, Inc. and Catalyst Bank continuing as the surviving entities.

The accompanying unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2026 combines the historical consolidated balance sheets of Catalyst and Lakeside, giving effect to the merger as if it had been completed on March 31, 2026. The accompanying unaudited pro forma condensed combined consolidated income statements for the three months ended March 31, 2026 and the year ended December 31, 2025 combine the historical consolidated income statements of Catalyst and Lakeside, giving effect to the merger as if it had been completed on January 1, 2025.

The historical consolidated financial statements of Catalyst and Lakeside have been adjusted in the accompanying unaudited pro forma condensed combined consolidated financial information to give effect to the pro forma events that are necessary to account for the merger in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma adjustments are based on information and certain assumptions that Catalyst believes are reasonable. The following unaudited pro forma condensed combined consolidated financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies. Certain reclassifications have also been made to align Lakeside’s historical financial statement presentation to Catalyst’s.

The following unaudited pro forma condensed combined consolidated financial information and related accompanying notes should be read in conjunction with (i) the separate historical audited consolidated financial statements of Catalyst as of and for the year ended December 31, 2025, and the related notes, included in Catalyst’s Annual Report on Form 10-K for the period ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2026, (ii) the separate historical unaudited consolidated financial statements of Catalyst as of and for the three months ended March 31, 2026, and the related notes, included in Catalyst’s Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 15, 2026, (iii) the separate historical audited consolidated financial statements of Lakeside as of and for the year ended December 31, 2025, and the related notes, included as Exhibit 99.1, and (iv) the separate historical unaudited consolidated financial statements of Lakeside as of and for the three months ended March 31, 2026, and the related notes, included as Exhibit 99.2.

The unaudited pro forma condensed combined consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future.

The merger is being accounted for as a business combination using the acquisition method, with Catalyst as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the aggregate purchase consideration will be allocated to Lakeside’s assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. The process of valuing Lakeside’s net assets immediately prior to the merger and evaluating accounting policies for conformity is preliminary. Any differences between the estimated fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill.

The unaudited pro forma condensed combined consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, severance and retention expenses, asset dispositions, and share repurchases, among other factors. In addition, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined consolidated financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon finalization of estimated fair values of the assets and liabilities acquired.

As of the date of this unaudited pro forma condensed combined consolidated financial information, Catalyst is in the process of completing its initial valuation analysis and calculations necessary to arrive at the required estimates of the fair values of the Lakeside assets acquired and liabilities assumed. Accordingly, the fair value estimates assigned to certain assets and liabilities of Lakeside are preliminary. Final adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined consolidated financial information, and the differences may be material.

Further, Catalyst is in the process of identifying any adjustments necessary to conform Lakeside’s accounting policies to those of Catalyst. As more information becomes available, Catalyst will perform a more detailed review of Lakeside’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined consolidated financial information.

Fair value estimates related to the assets and liabilities from Lakeside are subject to adjustment for up to one year after the closing date of the acquisition as additional information becomes available. Any changes in the fair values of the net assets acquired or total purchase consideration compared with the information shown in the unaudited pro forma condensed combined consolidated financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined consolidated financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2026

			Purchase
	Historical	Historical	Accounting		Pro Forma
(Dollars in thousands)	Catalyst	Lakeside	Adjustments	Notes	Combined
ASSETS
Cash and cash equivalents	$38,533	$12,555	$(44,877)	(1)	$6,211
Investment securities:
Securities available-for-sale, at fair value	48,216	78,999	-		127,215
Securities held-to-maturity	14,914	42,902	(1,849)	(2)	55,967
Loans receivable, net of unearned income	163,677	229,804	(3,444)	(3)	390,037
Allowance for credit losses	(2,295)	(2,799)	(742)	(4)	(5,836)
Loans receivable, net	161,382	227,005	(4,186)		384,201
Accrued interest receivable	849	1,851	-		2,700
Foreclosed assets	34	-	-		34
Premises and equipment, net	5,749	6,468	3,152	(5)	15,369
Stock in correspondent banks, at cost	1,963	3,110	-		5,073
Bank-owned life insurance	15,117	2,272	-		17,389
Goodwill and other intangible assets, net	-	-	8,808	(6)	8,808
Other assets	1,751	529	85	(7)	2,365
TOTAL ASSETS	$288,508	$375,691	$(38,867)		$625,332

LIABILITIES
Deposits
Non-interest-bearing	$34,739	$50,688	$-		$85,427
Interest-bearing	160,634	226,915	266	(8)	387,815
Total deposits	195,373	277,603	266		473,242
Borrowings	9,759	60,000	199	(9)	69,958
Other liabilities	1,167	2,057	(42)	(10)	3,182
TOTAL LIABILITIES	206,299	339,660	423		546,382

SHAREHOLDERS' EQUITY
Common stock	41	2,098	(2,098)	(11)	41
Additional paid-in capital	37,303	30,341	(30,341)	(11)	37,303
Unallocated common stock held by benefit plans	(5,129)	-	-		(5,129)
Retained earnings	52,470	4,182	(7,441)	(12)	49,211
Accumulated other comprehensive loss	(2,476)	(590)	590	(11)	(2,476)
TOTAL SHAREHOLDERS' EQUITY	82,209	36,031	(39,290)		78,950
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$288,508	$375,691	$(38,867)		$625,332

The accompanying Notes are an integral part of these condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2026

	Historical	Historical	Pro Forma		Pro Forma
(Dollars in thousands, except per share data)	Catalyst	Lakeside	Adjustments	Notes	Combined
INTEREST INCOME
Loans receivable, including fees	$2,749	$3,453	$328	(13)	$6,530
Investment securities	522	1,092	192	(13)	1,806
Other earning assets	299	77	(329)	(14)	47
Total interest income	3,570	4,622	191		8,383
INTEREST EXPENSE
Deposits	939	1,375	-		2,314
Borrowings	86	689	(26)	(15)	749
Total interest expense	1,025	2,064	(26)		3,063
Net interest income	2,545	2,558	217		5,320
(Reversal of) provision for credit losses	(70)	180	-		110
Net interest income after (reversal of) provision for credit losses	2,615	2,378	217		5,210
NON-INTEREST INCOME
Service charges on deposit accounts	202	166	-		368
Bank-owned life insurance	134	18	-		152
Loss on sale of investment securities	-	(2)	-		(2)
Other	16	139	-		155
Total non-interest income	352	321	-		673
NON-INTEREST EXPENSE
Salaries and employee benefits	1,321	1,004	-		2,325
Occupancy and equipment	209	176	32	(16)	417
Data processing and communication	180	249	-		429
Professional fees	185	128	-		313
Amortization of core deposit intangible	-	-	223	(18)	223
Directors' fees	121	26	-		147
Foreclosed assets, net	-	-	-		-
Advertising and marketing	33	105	-		138
Regulatory fees and assessments	33	85	-		118
Other	201	195	-		396
Total non-interest expense	2,283	1,968	255		4,506
Income before income tax expense	684	731	(38)		1,377
Income tax expense	126	179	(8)	(19)	297
NET INCOME	$558	$552	$(30)		$1,080

Earnings per share - basic	$0.16	$0.26			$0.30
Earnings per share - diluted	0.15	0.26			0.30

Weighted average common shares outstanding - basic	3,587,000	2,098,133	(2,098,133)	(20)	3,587,000
Weighted average common shares outstanding - diluted	3,643,000	2,098,133	(2,098,133)	(20)	3,643,000

The accompanying Notes are an integral part of these condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2025

	Historical	Historical	Pro Forma		Pro Forma
(Dollars in thousands, except per share data)	Catalyst	Lakeside	Adjustments	Notes	Combined
INTEREST INCOME
Loans receivable, including fees	$11,161	$13,539	$1,640	(13)	$26,340
Investment securities	1,425	2,790	1,006	(13)	5,221
Other earning assets	1,310	1,251	(1,795)	(14)	766
Total interest income	13,896	17,580	851		32,327
INTEREST EXPENSE
Deposits	3,791	5,543	(266)	(15)	9,068
Borrowings	315	2,664	(173)	(15)	2,806
Total interest expense	4,106	8,207	(439)		11,874
Net interest income	9,790	9,373	1,290		20,453
Provision for credit losses	60	986	-		1,046
Net interest income after provision for credit losses	9,730	8,387	1,290		19,407
NON-INTEREST INCOME
Service charges on deposit accounts	781	927	-		1,708
Bank-owned life insurance	494	72	-		566
Gain on sale of loans	-	344	-		344
Gain on sale of fixed assets	-	293	-		293
Other	83	331	-		414
Total non-interest income	1,358	1,967	-		3,325
NON-INTEREST EXPENSE
Salaries and employee benefits	5,153	4,401	-		9,554
Occupancy and equipment	823	719	126	(16)	1,668
Data processing and communication	718	891	-		1,609
Professional fees	404	368	600	(17)	1,372
Amortization of core deposit intangible	-	-	992	(18)	992
Directors' fees	477	98	-		575
Foreclosed assets, net	(85)	-	-		(85)
Advertising and marketing	131	470	-		601
Regulatory fees and assessments	134	235	-		369
Other	829	811	-		1,640
Total non-interest expense	8,584	7,993	1,718		18,295
Income before income tax expense	2,504	2,361	(428)		4,437
Income tax expense	452	485	36	(19)	973
NET INCOME	$2,052	$1,876	$(464)		$3,464

Earnings per share - basic	$0.56	$0.89			$0.95
Earnings per share - diluted	0.56	0.89			0.94

Weighted average common shares outstanding - basic	3,662,000	2,098,133	(2,098,133)	(20)	3,662,000
Weighted average common shares outstanding - diluted	3,675,000	2,098,133	(2,098,133)	(20)	3,675,000

CATALYST BANCORP, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

On July 14, 2026, Catalyst completed the acquisition of Lakeside pursuant to the Merger Agreement by and among Catalyst and Lakeside. Effective July 14, 2026, Catalyst acquired 100% of the outstanding shares of Lakeside in exchange for $19.58 per share in cash, or $41.1 million in aggregate.

The accompanying unaudited pro forma condensed consolidated combined balance sheet as of March 31, 2026 combines the historical consolidated balance sheets of Catalyst and Lakeside, giving effect to the merger as if it had been completed on March 31, 2026. The accompanying unaudited pro forma condensed combined income statements for the three months ended March 31, 2026 and the year ended December 31, 2025 combine the historical consolidated income statements of Catalyst and Lakeside, giving effect to the merger as if it had been completed on January 1, 2025.

The merger is being accounted for as a business combination using the acquisition method, with Catalyst as the accounting acquirer in accordance with ASC 805. Under the acquisition method of accounting, the purchase consideration is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Any excess of the purchase consideration over the estimated fair value of the identifiable net assets acquired is recognized as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of Lakeside at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Lakeside’s tangible and identifiable intangible assets and liabilities as of the acquisition date and any differences could be material.

The unaudited pro forma condensed combined consolidated financial information does not reflect any anticipated synergies, operating efficiencies, or cost savings that may result from the merger, nor any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

NOTE 2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined consolidated financial information. All adjustments are based on current valuations, estimates and assumptions that are subject to change and such change could be material.

(1)	Reflects the payment of $41.1 million in cash consideration to the shareholders of Lakeside as a result of the merger and estimated expenses to facilitate the merger of $3.8 million.
(2)	Reflects an estimated fair value discount on Lakeside’s investment securities classified as held-to-maturity and the elimination of Lakeside’s allowance for credit losses on held-to-maturity securities of $20,000.
(3)	Reflects an estimated interest rate fair value discount on the Lakeside loan portfolio.
(4)	Reflects the elimination of Lakeside’s historical allowance for credit losses (“ACL”) and the establishment of an estimated ACL of $3.5 million attributable to purchased seasoned loans and purchased credit deteriorated loans.
(5)	Reflects the estimated fair value adjustment for premises and equipment acquired.
(6)	Reflects the estimated goodwill of $3.3 million resulting from the merger and the recognition of the estimated fair value of acquired core deposit intangible of $5.5 million.
(7)	Reflects the estimated deferred tax effects associated with acquisition-related fair value adjustments.
(8)	Reflects the estimated fair value premium on fixed maturity deposits.
(9)	Reflects the estimated fair value premium on Federal Home Loan Bank advances.
(10)	Reflects the elimination of Lakeside’s ACL for unfunded commitments totaling $100,000 and the establishment of an estimated ACL of $58,000 for unfunded commitments associated with the acquired portfolio.
(11)	Reflects the elimination of Lakeside’s common stock, additional paid-in capital, and accumulated other comprehensive loss accounts as a result of the merger.
(12)	Reflects the elimination of Lakeside’s retained earnings and the estimated after-tax impact of expenses to facilitate the merger totaling $3.3 million.
(13)	Reflects the estimated accretion of the interest rate fair value discount. Pro forma accretion is being recognized over a weighted average period of approximately 3.5 years for loans and 3 years for investment securities using the sum-of-the-years digits method.
(14)	Reflects the estimated loss of interest income from cash and due from banks due to the cash consideration paid to the shareholders of Lakeside and the estimated expenses to facilitate the merger.
(15)	Reflects the accretion of the fair value premium on acquired fixed maturity deposits and borrowings. Pro forma accretion is being recognized over a weighted average period of approximately 6 months for deposits and 14 months for borrowings.
(16)	Reflects the additional depreciation expense related to the fair value of real estate acquired based on a 25-year useful life.
(17)	Reflects estimated legal and advisory expenses incurred by Catalyst to facilitate the merger. The remaining $3.2 million of estimated expenses to facilitate the merger, including change in control expenses and other legal and advisory fees, were expenses incurred by Lakeside prior to the effective date of the merger.
(18)	Reflects the amortization of the core deposit intangible over an estimated useful life of ten years using the sum-of-the-years digits method.
(19)	Represents the net federal tax effect of the pro forma adjustments using Catalyst’s statutory tax rate of 21.0%. The estimated professional fees incurred by Catalyst to facilitate the merger were treated as non-tax deductible.
(20)	Adjustment to eliminate Lakeside’s common shares.

The pre-tax, pro forma estimated accretion and amortization for certain estimated pro forma fair value discounts and premiums are presented in the table below. The amounts for 2026 reflect the nine month period ending December 31, 2026 and the remaining periods are for the twelve months ending December 31.

	Accretion (Amortization)
(Dollars in thousands)	2026	2027	2028	2029	2030	2031
Investment securities	$431	$240	$-	$-	$-	$-
Loans receivable, net	787	590	99	-	-	-
Core deposit intangible	(670)	(794)	(694)	(595)	(496)	(397)
Deposits	-	-	-	-	-	-
Borrowings	-	-	-	-	-	-

NOTE 3. PRO FORMA ALLOCATION OF PURCHASE PRICE

The following shows the pro forma allocation of the consideration paid for Lakeside’s common equity to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the transaction.

Preliminary Purchase Price Allocation (Dollars in thousands)
Cash consideration	$41,081

Identifiable assets
Cash and cash equivalents	$12,555
Investment securities	120,052
Loans receivable, net	222,819
Premises and equipment, net	9,620
Stock in correspondent banks, at cost	3,110
Bank-owned life insurance	2,272
Core deposit intangible	5,456
Other assets	1,928
Total	$377,812

Identifiable liabilities
Deposits	$277,869
Borrowings	60,199
Other liabilities	2,015
Total	$340,083

Net assets acquired	37,729
Estimated goodwill	$3,352